ARTICLES OF INCORPORATION

OF

QUESTAR LOS ALAMITOS, INC.

ARTICLE I - NAME

The name of this Corporation is Questar Los Alamitos, Inc.

ARTICLE II - PURPOSE

The Corporation is formed for the purpose of operating and transacting any and all lawful business.

ARTICLE III - CAPITAL STOCK

The Corporation is authorized to issue 1,000 shares of common stock, at $1.00 par value, which shall be designated "Common Shares." Authorized capital stock may be paid for in cash, services, or property, at a just value to be fixed by the Board of Directors of this Corporation at any regular or special meeting.

ARTICLE IV - PREEMPTIVE RIGHTS

Every shareholder, upon the sale for cash of any new stock of this Corporation of the same kind, class, or series as that which he already holds, shall have the right to purchase his pro rata share thereof (as nearly as may be done without issuance of fractional shares) at the price at which it is offered to others.

ARTICLE V - INITIAL REGISTERED OFFICE AND AGENT

The street address of the initial principal office of this Corporation is 15438 N. Florida Ave. Suite 200, Tampa, Florida 33613, and the name and the address of the initial registered agent of this Corporation is Thomas R. Newkirk, 15438 N. Florida Ave. Suite 200, Tampa, Florida, 33613.

ARTICLE VI - INITIAL BOARD OF DIRECTORS

This corporation shall have two Directors initially. The number of Directors may be either increased or diminished from time to time by the bylaws but shall never be less than one. The name and address of the initial Directors of this Corporation are:

Paul M. Stanley
Thomas R. Newkirk

ARTICLE VI - INCORPORATION

The name and address of the person signing these Articles is:

Thomas R. Newkirk
15438 N. Florida Avenue, Suite 200
Tampa, Florida 33613

ARTICLE VIII - BYLAWS

The power to adopt, alter, amend, or repeal bylaws shall be vested in the Board of Directors and the Shareholders. Every Amendment shall be approved by the Board of Directors, proposed by them to the Shareholders, and approved at a Shareholder's meeting by a majority of the stock entitled to vote thereon, unless all Directors and all the Shareholders sign a written statement manifesting their intention that a certain Amendment of these Articles of Incorporation be made.

ARTICLE IX - CALLING OF SPECIAL MEETING

Special meetings of Shareholders may be called by the President, the Secretary, a majority of the Shareholders, the Board of Directors of this Corporation, or a designee of any of the same.

ARTICLE X - REMOVAL OF DIRECTORS

The Shareholders of this Corporation shall be entitled to remove any Director from office with or without cause during his term.

ARTICLE XI - INDEMNIFICATION

The Corporation shall indemnify any officer or Director, or any former officer or Director, to the full extent permitted by law.

ARTICLE XII - APPROVAL OF SHAREHOLDERS REQUIRED FOR MERGER

The approval of the Shareholders of this Corporation to any plan of merger shall be required in every case, whether or not such approval is required by law.

ARTICLE XIII - AMENDMENT

This Corporation reserves the right to amend or appeal any provisions contained in these Articles of Incorporation, or any amendment thereto, and any right conferred upon the Shareholders is subject to this reservation.

ARTICLE XIV - MISCELLANEOUS PROVISIONS

It is the intention of the incorporation of this Corporation that the first Board of Directors adopt a Plan under Section 1244 of the Internal Revenue Code allowing a limited ordinary loss to individuals for loss on stock of a Small Business Corporation which qualifies under the Code.

IN WITNESS WHEREOF, the undersigned subscriber has executed these Articles of Incorporation on this 19th day of May, 1999.

/s/ Thomas R. Newkirk
Thomas R. Newkirk, Subscriber

STATE OF FLORIDA
COUNTY OF HILLSBOROUGH

Before me, the undersigned authority, personally appeared Thomas R. Newkirk, known to me to be the person who executed the foregoing Articles of Incorporation, and she/he acknowledge before me that she/he executed these Articles of Incorporation

IN WITNESS WHEREOF, I have hereunto set my hand and official seal, in the State and County aforesaid, this 20th day of May, 1999.

/s/ Frances J. Cromer
Notary Public

ACKNOWLEDGEMENT OF RESIDENT AGENT

Having been named to accept service of process for Questar Los Alamitos, Inc. at the place designated in this Certificate, I hereby accept to act in this capacity, and agree to comply with the provisions of said Act relative to keeping open said office.

/s/ Thomas R. Newkirk
Thomas R. Newkirk
Resident Agent